Exhibit 10.2

FIRST AMENDMENT TO INDEMNIFICATION ESCROW AGREEMENT

This AMENDMENT TO INDEMNIFICATION ESCROW AGREEMENT (the “Amendment”), dated February 1, 2006 and effective as of December 23, 2005, is entered into by and among Mr. Lap Shun (John) Hui, an individual resident of the State of California (“Mr. Hui”), Gateway, Inc., a Delaware corporation (“Gateway”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”). Initially capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Indemnification Agreement, by and between Gateway and Mr. Hui (the “Indemnification Agreement”) dated as of March 11, 2004.

WHEREAS, Gateway and Mr. Hui entered into the Indemnification Agreement;

WHEREAS, concurrently with the execution of the Indemnification Agreement, Gateway, Mr. Hui and UMB Bank, N.A., as escrow agent (the “Escrow Agent”) entered into an Indemnification Escrow Agreement (the “Indemnification Escrow Agreement”) dated as of March 11, 2004; and

WHEREAS, Gateway and Mr. Hui now desire to amend the Indemnification Escrow Agreement as follows.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1.             Section 1.1 of the Indemnification Escrow Agreement is amended to read in its entirety as follows:  “Consent to Escrow. Each of Gateway and Mr. Hui has hereby agreed that:  (i) all the Initial Escrow Shares shall be withheld from Mr. Hui and held in escrow from the date hereof through the Termination Date (as defined below), and (ii) any Reallocation Shares (together with the Initial Escrow Shares, the “Escrow Shares”) shall be held in escrow from the date they are issued through the Termination Date. The Escrow Shares shall be held in escrow until the date that Mr. Hui is entitled to receive all Escrow Shares in accordance with the provisions of Section 10 of the Indemnification Agreement (the “Termination Date”).”

2.             Section 2.2(d) of the Indemnification Escrow Agreement is amended to read in its entirety as follows:  “Disbursement on Termination Date. On or after the Termination Date, Mr. Hui may deliver to Escrow Agent notice that the Termination Date has been reached (the “Final Termination Notice”). Subject to the provisions of Article 3, on the tenth (10th) business day after receipt of Mr. Hui’s Final Termination Notice (together with a certification by Mr. Hui that the Final Termination Notice was delivered to Gateway concurrently with the delivery to the Escrow Agent), the Escrow Agent will deliver the remaining portion of the Escrow Account, or the undisputed portion thereof (if any) in the event that any portion of the Escrow Account is subject to a Payment Dispute (as defined below) at such time, to Mr. Hui.”

3.             Section 5.2 is hereby amended to provide for notice to Gateway and Escrow Agent as follows:

“If to Gateway, to:

Gateway, Inc.

7565 Irvine Center Drive

Irvine, California  92618

Attn:  Michael R. Tyler, General Counsel

Facsimile No.:  (949) 471-7020

If to the Escrow Agent, to:

UMB Bank, N.A.

Attn: Jason McConnell, Corporate Trust

2401 Grand Boulevard, Suite 200

Kansas City, MO  64108

Facsimile No.:  (816) 860-3029”

4.             Each of Gateway and Mr. Hui hereby represents and warrants (a) this Amendment has been duly authorized, executed and delivered on its or his behalf and constitutes its or his legal, valid and binding obligation and (b) that the execution, delivery and performance of this Amendment by each of Gateway and Mr. Hui does not and will not violate any applicable law or regulation. For the purpose of compliance with requirements of the USA Patriot Act, Mr. Hui, as an individual signatory, certifies that his date of birth is December 30, 1955.

5.             This Amendment may be executed by the parties in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Indemnification Escrow Agreement on the day and year first above written.

GATEWAY, INC.

By:	/s/ John P. Goldsberry
	Name:	John P. Goldsberry
	Title:	Senior Vice President, Chief
Financial Officer

/a/ Lap Shun Hui
LAP SHUN (JOHN) HUI

ESCROW AGENT

By:	/s/ Mark B. Flannagan
	Name:	Mark B. Flannagan
	Title:	Vice President

[Signature Page to First Amendment to Indemnification Escrow Agreement]